UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 28, 2016

AEGERION PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34921	20-2960116
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Identification No.)

One Main Street, Suite 800 Cambridge, MA 02142
(Address of principal executive offices)

Registrant’s telephone number, including area code: (617) 500-7867

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐    Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 28, 2016, Gregory Perry was appointed Chief Financial and Administrative Officer of Aegerion Pharmaceuticals, Inc. (the “Company”). In this role, Mr. Perry will continue to serve as the Company’s principal financial officer and will also oversee the Company’s program management and supply chain functions.  Mr. Perry has served as the Company’s Chief Financial Officer since June 2015.

There is no arrangement or understanding between Mr. Perry and any other person pursuant to which Mr. Perry was selected as the Company’s Chief Financial and Administrative Officer. Except as described herein, there are no existing or currently proposed transactions to which the Company or any of its subsidiaries is a party and in which Mr. Perry has a direct or indirect material interest. There are no family relationships between Mr. Perry and any of the directors or officers of the Company or any of its subsidiaries.

Also, as of January 28, 2016, Mark Sumeray, Chief Medical Officer, and Mary Weger, Chief Performance Officer, are no longer employees of the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 3, 2016
AEGERION PHARMACEUTICALS, INC.

	By:	/s/ Benjamin Harshbarger
Benjamin Harshbarger
Acting General Counsel

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